As filed with the U.S. Securities and Exchange Commission on March 20, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Zoom Video Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	61-1648780
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

55 Almaden Blvd, 6th Floor
San Jose, California 95113
(888) 799-9666
(Address of principal executive offices) (Zip code)

Zoom Video Communications, Inc. 2019 Equity Incentive Plan
Zoom Video Communications, Inc. 2019 Employee Stock Purchase Plan
(Full titles of the plans)
_____________________________________

Eric S. Yuan
President and Chief Executive Officer
Zoom Video Communications, Inc.
55 Almaden Blvd, 6th Floor
San Jose, California 95113
(888) 799-9666
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jon C. Avina Calise Y. Cheng Bradley M. Libuit Alex K. Kassai Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Aparna Bawa General Counsel 55 Almaden Blvd, 6th Floor San Jose, CA 95113 (888) 799-9666

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share
– 2019 Equity Incentive Plan	13,936,393(2)	$107.92(4)	$1,504,015,533	$195,222
– 2019 Employee Stock Purchase Plan	2,787,278(3)	$91.73(5)	$255,677,011	$33,187
Total	16,723,671		$1,759,692,544	$228,409

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A or Class B common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A or Class B common stock, as applicable.
(2) Represents (i) an automatic annual increase equal to 5% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on January 31 of the preceding fiscal year, which annual increase is provided by the Registrant’s 2019 Equity Incentive Plan (as amended, the “2019 Plan”).
(3) Represents an automatic increase equal to 1% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on January 31 of the preceding fiscal year, which annual increase is provided by the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
(4) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on The Nasdaq Global Select Market on March 17, 2020.
(5) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on The Nasdaq Global Select Market on March 17, 2020, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2019 ESPP.

EXPLANATORY NOTE
Zoom Video Communications, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 13,936,393 additional shares of its Class A common stock under the 2019 Plan, pursuant to the provisions of the 2019 Plan providing for an automatic increase in the number of shares Class A common stock reserved and available for issuance under the 2019 Plan on February 1, 2020 and (ii) 2,787,278 additional shares of its Class A common stock under the 2019 ESPP, pursuant to the provisions of 2019 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2019 ESPP on February 1, 2020. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
These additional shares of Class A common stock are securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-230997) (“Prior Form S-8”) was filed with the Commission on April 23, 2019.
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
i. The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020 filed on March 20, 2020, which contains audited financial statements for the Registrant’s latest fiscal year.
ii. The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on April 8, 2019 (File No. 001-38865) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
iii. All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference and made a part hereof.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	ScheduleForm	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Zoom Video Communications, Inc.	8-K	001-38865	3.1	April 23, 2019
4.1	Amended and Restated Bylaws of Zoom Video Communications, Inc.	S-1/A	333-230444	3.4	April 8, 2019
4.1	Form of Class A common stock certificate of the Registrant.	S-1/A	333-230444	4.1	April 8, 2019
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Zoom Video Communications, Inc. 2019 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-230444	10.2	April 8, 2019
99.2	Zoom Video Communications, Inc. 2019 Employee Stock Purchase Plan.	S-1/A	333-230444	10.3	April 8, 2019

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of March, 2020.

ZOOM VIDEO COMMUNICATIONS, INC.

By:	/s/ Eric S. Yuan
Eric S. Yuan
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Eric S. Yuan, Kelly Steckelberg and Aparna Bawa, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric S. Yuan Eric S. Yuan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2020

/s/ Kelly Steckelberg Kelly Steckelberg	Chief Financial Officer (Principal Financial Officer)	March 20, 2020

/s/ Roy Benhorin Roy Benhorin	Chief Accounting Officer (Principal Accounting Officer)	March 20, 2020

/s/ Jonathan Chadwick Jonathan Chadwick	Director	March 20, 2020

/s/ Carl M. Eschenbach Carl M. Eschenbach	Director	March 20, 2020

/s/ Peter Gassner Peter Gassner	Director	March 20, 2020

/s/ Kimberly L. Hammonds Kimberly L. Hammonds	Director	March 20, 2020

/s/ Dan Scheinman Dan Scheinman	Director	March 20, 2020

/s/ Santiago Subotovsky Santiago Subotovsky	Director	March 20, 2020

/s/ Bart Swanson Bart Swanson	Director	March 20, 2020